Exhibit 10.5
[Confidential treatment has been requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidential treatment request. Omissions are designated by three asterisks (***). A complete version of this document is being filed separately with the Securities and Exchange Commission.]
SUPPLY AGREEMENT
          AGREEMENT, made as of July, 26, 2008 (the “Effective Date”), between Portrait Innovations Inc. (“Customer”) and FUJIFILM U.S.A., Inc. (“Fuji”).
W I T N E S S E T H:
          WHEREAS, Fuji distributes photographic equipment (“Equipment”), photographic color paper (“Color Paper”) and related chemicals (“Chemicals”); and
          WHEREAS, Customer desires to purchase all of its requirements of Equipment, Color Paper and Chemicals from Fuji on the terms set forth in this Agreement.
          NOW, THEREFORE, Customer and Fuji hereby agree as follows:
     1. Term; Termination. The term of this Agreement shall be for thirty (30) months, from August 1, 2008 until January 30, 2011 (the “Term”), unless earlier terminated as provided herein.
          (a) Upon any of the following events, either party may give notice of termination, effective immediately: (i) the other party becomes insolvent or admits its inability to pay its debts generally as they come due; (ii) any sheriff, marshal, custodian, trustee or receiver is appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the other party’s property; (iii) a case is filed by the other party under the Bankruptcy Code or any other insolvency law; (iv) a case is filed against the other party without such party’s application or consent under the Bankruptcy Code or any other insolvency law and such case continues undismissed for 90 days; (v) the other party makes a general assignment for the benefit of creditors; or (vi) the other party is dissolved or liquidated or takes any corporate action for such purpose.
          (b) Either party may terminate this Agreement at any time if the other party shall commit a material breach of this Agreement and such breach shall continue for more than thirty (30) days after written notice of such breach is given to the breaching party by non-breaching party.
     2. Product Purchase Obligations, Prices and Payment. Customer agrees to purchase from Fuji for its own use, all of its requirements of Equipment, Color Paper and Chemicals at the prices as set forth herein or later quoted. The purchase prices detailed herein shall be effective for the Term, provided that Customer is not in breach of this Agreement. Purchases of Equipment, Color Paper and/or Chemicals not priced in this Agreement shall be quoted at the time of purchase.
          2.1 Color Paper. Customer shall provide to Fuji a written rolling six-month forecast of all of its Color Paper requirements. The purchase price for Crystal Archive

[Confidential treatment has been requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidential treatment request. Omissions are designated by three asterisks (***). A complete version of this document is being filed separately with the Securities and Exchange Commission.]
Professional Portrait Color Paper is $*** per square foot. The purchase price of other Color Paper shall be quoted at the time of purchase.
          2.2 Chemicals. Customer shall provide to Fuji a written rolling six-month forecast of all of its Chemical requirements. The purchase price for Chemicals is as indicated below:

MATERIAL #	MATERIAL DESCRIPTION	NEW PRICE PER UNIT
10263614	FRSS 10 ION EXCHANGE CARTRIDGE	$***
15204675	SUPER CONDITIONER TABLETS 100	$***
600005390	CP 48S REPLENISHER PCX2 CORR	$***
600005391	CP-49E P1 START UP 3.7LX2 CORROSIVE	$***
600005392	CP-49E P2 START UP 3.7L X 2	$***
600005393	CP-49E PC X 2 REPLENISHER CORR	$***
600005484	CP 48S II P2 Start Up 4.2L	$***
600005486	CP 48S II P1 Start Up 4.2L Corrosive	$***
The purchase price of other Chemicals not listed herein shall be quoted at the time of purchase.
          2.3 Equipment. ***
          2.4 Shipping. Prices quoted are F.O.B. point of shipment and include prepaid freight charges on orders over $***. Orders under $*** are subject to the small order surcharge in place at the time of the order. In the event that a Customer requests an expedited shipment, the expedited shipment surcharge in place at the time will apply to such request. All surcharges are subject to tax if the order is subject to tax. Fuji may in it is sole discretion change the minimum requirements for which it will pay shipping charges as well as any and all surcharges without notice. Shipment will be made by the least expensive method and by carriers selected by Fuji. If any other method or carrier is requested by Customer such shipment will be F.O.B. point of shipment and all prepaid transportation and related charges incurred will be added to the Customer’s invoice. Shipments are made to the Customer’s location only, unless agreed otherwise in writing.
          2.5 Payment. Customer’s payment for Color Paper and Chemicals ordered under this Agreement will be due net sixty (60) days. Equipment purchase payments will be governed by the applicable Equipment purchase agreement negotiated at the time of sale.
          2.6 Credit. Fuji has the right to limit the amount of credit, if any, extended to Customer and, if Fuji has reason to doubt Customer’s financial responsibility, may require full payment in advance.
     3. ***
     4. Warranty. This Agreement does not in any way expand or supersede any warranty of Fuji with respect to the quality or performance of any product, all of which

[Confidential treatment has been requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidential treatment request. Omissions are designated by three asterisks (***). A complete version of this document is being filed separately with the Securities and Exchange Commission.]
warranties are enclosed with such products when shipped or set forth in the terms of sale that apply. ANY SUCH WARRANTY (IF ANY) IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE). FUJI SHALL NOT BE LIABLE FOR SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM THE PRODUCTS DESCRIBED HEREIN.
     5. General.
          5.1 Neither party hereto may assign its rights or delegate its obligations hereunder without the prior consent of the other party, provided that either party may assign such rights and obligations to any party who is a successor by merger, acquisition, or similar business combination. Any such purported assignment or delegation, in the absence of such consent, will be void and without effect.
          5.2 Neither party shall be responsible or liable in any way for failure or delay in carrying out the terms of this Agreement resulting from any cause or circumstances beyond its reasonable control, including but not limited to, fire, flood, war, labor difficulties, interruption of transit, accident, explosion, civil commotion, and acts of any governmental authority. No such failure or delay shall terminate this Agreement, and each party shall complete its obligations hereunder as promptly as reasonably practicable following cessation of the cause or circumstances of such failure or delay.
          5.3 The waiver, express or implied, by either party of any right hereunder will not constitute a waiver of any other right.
          5.4 All notices, consents or other communications between the parties permitted or contemplated by this Agreement (other than purchase orders and similar routine operational communications) shall be by electronic facsimile, confirmed in writing as hereinafter provided, or in writing, which shall be valid and sufficient only if dispatched with a recognized overnight courier service (such as Federal Express) addressed as follows:

If to Fuji:	If to Customer:
FUJIFILM U.S.A., Inc.	Portrait Innovations, Inc.
200 Summit Lake Drive	2016 Ayrsley Town Blvd.
Valhalla, New York 10595	Suite 200
Attn: Dominick Insana	Charlotte, NC 28273
Fax: (914) 789-8295	Attn: John Grosso
Copy: Legal Division	Fax: 704-499-93-28
200 Summit Lake Drive	Email: johngrosso@portraitinnovations.com
Valhalla, New York 10595
Email: legaldivison@fujifilm.com
Fax: (914) 789-8514
Such communications shall be deemed to be received upon receipt, in the case of mailing, and upon transmission by electronic facsimile if confirmed as set forth above.

[Confidential treatment has been requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidential treatment request. Omissions are designated by three asterisks (***). A complete version of this document is being filed separately with the Securities and Exchange Commission.]
          5.5 The validity, construction and performance of this Agreement will be governed by and interpreted in accordance with the laws of the State of New York (excluding its rules of conflict of laws).
          5.6 This Agreement supersedes all prior oral and written communications between the parties hereto concerning the subject matter hereof and constitutes the parties’ sole and exclusive understanding with respect to the subject matter hereof. This Agreement may not be amended except by a writing signed by both parties hereto.
     IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this agreement to be executed by their duly authorized representatives as of the date and year first above written.

FUJIFILM U.S.A., INC.	PORTRAIT INNOVATIONS, INC.

/s/ Masato Yamamoto	/s/ John Grosso

Masato Yamamoto	John Grosso
General Manager	President

4